Liberty Oilfield Services Inc. Announces Third Quarter 2019 Financial and Operational Results
October 29, 2019
Denver - (Business Wire) - Liberty Oilfield Services Inc. (NYSE: LBRT; “Liberty” or the “Company”) announced today third quarter 2019 financial and operational results.
Summary Results and Highlights
•Revenue of $515 million and net income1 of $19 million, or $0.15 fully diluted earnings per share, for the quarter ended September 30, 2019
•Adjusted EBITDA2 of $70 million and annualized Adjusted EBITDA per average active fleet of $12.1 million for the quarter ended September 30, 2019
•Revenue of $1.6 billion and net income1 of $93 million, or $0.71 fully diluted earnings per share, for the nine months ended September 30, 2019
•Adjusted EBITDA2 of $247 million and annualized Adjusted EBITDA per average active fleet of $14.5 million for the nine months ended September 30, 2019
“We’re happy to have delivered another solid quarter of operational results in the face of macro headwinds that started to impact Liberty’s market mid-way through the quarter. The fully diluted earnings per share in the third quarter was $0.15, compared to the second quarter of 2019 of $0.32. Revenue in the quarter decreased 5% to $515 million and Adjusted EBITDA2 decreased 24% to $70 million, each as compared to the second quarter of 2019. Strong free cash flow generation for the quarter drove a $107 million increase in cash on hand to $140 million. We ended the quarter with available liquidity of $344 million and a net cash position of $34 million. We were able to deliver this financial performance despite a slowdown in the completions market and an oversupply in the frac market, both of which resulted in downward pricing pressure. Continued executional excellence of our operations and supply chain teams, plus close coordination with our customers on scheduling enables Liberty to navigate the challenging marketplace while maintaining our ability to drive returns on capital.
“With our focus on long-term success, we continue our commitment to achieve superior returns on invested capital, maintain a strong balance sheet and invest for the future. For the twelve months ended September 30, 2019 we achieved Pre-Tax Return on Capital Employed (“ROCE”)3 of 17%, generated significant free cash flow and returned approximately $75 million to stockholders. As always, the Liberty team continues to focus on driving technology innovations and high efficiency operations which are a win for Liberty and a win for our customers,” commented Chris Wright, Chief Executive Officer.
Outlook
Our results for the first nine months of 2019 reflect the strong demand for Liberty’s differential frac services. We pumped similar sand volumes in the first nine months of 2019 as we did through the full year of 2018.
Total industry frac stages in North America are projected to be up only marginally year over year. However efficiency gains across the industry have raised the number of frac stages completed by each fleet by 10%-20%, which implies a 10% or so decrease in the required active frac fleets. The slowing pace of frac activity in the second half of 2019 is leading to a further reduction of demand for frac fleets, resulting in pricing pressure on services. The expected slowdown of completions in the fourth quarter may be more intense than the one experienced during the same period in 2018, as operators face capital constraints and manage completions to fixed capital expenditure budgets. This will cause gaps in the completions schedule and negatively affect overall fleet utilization.
1 Net income attributable to controlling and noncontrolling interests.
2 “Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Please see the supplemental financial information in the table under “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” at the end of this earnings release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to its most directly comparable GAAP financial measure.
3 Pre-Tax Return on Capital Employed (“ROCE”) is an operational measure. Please see the supplemental financial information in the table under “Calculation of Pre-Tax Return on Capital Employed” at the end of this earnings release for a calculation of this measure.

Future activity projections for the industry are dependent on multiple factors including commodity price, availability of capital, and takeaway capacity in each basin. Based on visibility into our customers’ initial plans for 2020, we believe demand for Liberty fleets will be strong at the start of the year as their budgets reset.
We are seeing reductions in the supply of staffed frac fleets in the market and announcements of permanent retirement of older equipment. This is helpful, but there continues to be an oversupply of frac fleets in the market which is holding down pricing. We would not expect pricing to improve until supply of actively staffed frac equipment better balances with demand.
We are focused on generating strong returns on capital and free cash flow in 2019, while we continue to invest in technology and growing our competitive advantages. Since inception, Liberty has invested in equipment and people that lead the industry in technology and efficiency. Liberty is a first mover in driving an Environmental, Social and Governance (“ESG”) conscious approach to hydraulic fracturing. We have partnered with our customers to advance ESG solutions since 2013, as demonstrated by our market leading low-emission Quiet Fleets®. Every Liberty new build fleet since 2013 has been either able to run on natural gas or is the latest generation Tier 4 engine, with dramatically reduced emissions. Being a leader in ESG goes beyond emissions and Liberty is focused on leading the industry in all aspects of frac operations. These include safe operations, dust and noise mitigation, traffic management, environmentally safe fluid systems and deep community engagement.
Third Quarter Results
For the third quarter of 2019, revenue decreased 5% to $515 million from $542 million in the second quarter of 2019.
Net income before income taxes totaled $23 million for the third quarter of 2019 compared to $48 million for the second quarter of 2019.
Net income1 (after taxes) totaled $19 million for the third quarter of 2019 compared to net income1 of $41 million in the second quarter of 2019.
Adjusted EBITDA2 decreased 24% to $70 million from $92 million in the second quarter. Annualized Adjusted EBITDA per average active fleet decreased to $12.1 million in the third quarter compared to $16.1 million in the second quarter. Please refer to the reconciliation of Adjusted EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this earnings release.
Fully diluted earnings per share was $0.15 for the third quarter of 2019 compared to $0.32 for the second quarter of 2019.
Balance Sheet and Liquidity
As of September 30, 2019, Liberty had cash on hand of $140 million and total debt of $106 million, net of deferred financing costs and original issue discount. There were no borrowings drawn on the ABL credit facility, and total liquidity, including availability under the credit facility, was $344 million.
Stockholder Returns
Liberty’s financial results, favorable long-term outlook and strong balance sheet, support our balanced strategy of disciplined growth and returning capital to our stockholders. Liberty is committed to compounding stockholder value by reinvesting cash flow at high rates of return and returning cash to stockholders as appropriate. We are excited by the growth opportunities in front of us and the positive long-term outlook for the shale revolution and the benefits that this brings to our industry and the country as a whole.
During the quarter ended September 30, 2019 the Company paid a quarterly cash dividend of $0.05 per share of Class A common stock, or approximately $3.7 million in aggregate to stockholders. Liberty Oilfield Services New HoldCo LLC (Liberty LLC) also paid quarterly distributions of $0.05 per unit, for total dividends and distributions of approximately $5.6 million.

Liberty announced on October 22, 2019 a cash dividend of $0.05 per share of Class A common stock, to be paid on December 20, 2019 to holders of record as of December 6, 2019. A distribution of $0.05 per unit has also been approved for holders of units in Liberty LLC, which will use the same record and payment date.
Future declarations of quarterly cash dividends are subject to approval by the Board of Directors and to the Board’s continuing determination that the declarations of dividends are in the best interests of Liberty and its stockholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.
Conference Call
Liberty will host a conference call to discuss the results at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time) on Wednesday, October 30, 2019. Presenting Liberty’s results will be Chris Wright, Chief Executive Officer, Ron Gusek, President, and Michael Stock, Chief Financial Officer.
Individuals wishing to participate in the conference call should dial (833) 255-2827, or for international callers (412) 902-6704. Participants should ask to join Liberty's call. A live webcast will be available at http://investors.libertyfrac.com. The webcast can be accessed for 90 days following the call. A telephone replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers (412) 317-0088. The passcode for the replay is 10133476. The replay will be available until November 6, 2019.
About Liberty
Liberty is an independent provider of hydraulic fracturing services to onshore oil and natural gas exploration and production companies in North America. Liberty was founded in 2011 with a relentless focus on improving tight-oil completions, and an emphasis on customer partnerships and technology to find innovative answers to frac optimization. Liberty is headquartered in Denver, Colorado. For more information about Liberty, please contact Investor Relations at IR@libertyfrac.com.
Non-GAAP Financial Measures
This earnings release includes unaudited non-GAAP financial and operational measures, including EBITDA, Adjusted EBITDA and Pre-Tax Return on Capital Employed. We believe that the presentation of these non-GAAP financial and operational measures provides useful information about our financial performance and results of operations. Non-GAAP financial and operational measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial and operational measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with U.S. GAAP. See the tables entitled Reconciliation and Calculation of Non-GAAP Financial and Operational Measures for a reconciliation or calculation of the non-GAAP financial or operational measures to the most directly comparable GAAP measure.
Forward-Looking and Cautionary Statements
The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, the deployment of fleets in the future, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, return of capital to stockholders, business strategy and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this earnings release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in Liberty's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on February 28, 2019 and in our other public filings with the SEC. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statements.

Contact:
Michael Stock
Chief Financial Officer
303-515-2851
IR@libertyfrac.com

Liberty Oilfield Services Inc.
Selected Financial Data
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Statement of Income Data:	(amounts in thousands, except for per share and fleet data)
Revenue	$515,079	$542,147	$558,777	$1,592,374	$1,682,021
Costs of services, excluding depreciation and amortization shown separately	421,007	426,444	418,867	1,276,750	1,251,163
General and administrative	25,302	23,989	24,659	71,379	73,648
Depreciation and amortization	42,324	40,368	32,305	121,079	90,927
(Gain) loss on disposal of assets	(124)	143	701	1,242	1,266
Total operating expenses	488,509	490,944	476,532	1,470,450	1,417,004
Operating income	26,570	51,203	82,245	121,924	265,017
Interest expense	3,726	3,597	3,648	11,505	13,682
Net income before taxes	22,844	47,606	78,597	110,419	251,335
Income tax expense	4,004	7,083	12,229	17,147	36,238
Net income	18,840	40,523	66,368	93,272	215,097
Less: Net income attributable to predecessor, prior to Corporate Reorganization	—	—	—	—	8,705
Less: Net income attributable to noncontrolling interests	7,842	18,491	32,275	42,121	99,028
Net income attributable to Liberty Oilfield Services Inc. stockholders	$10,998	$22,032	$34,093	$51,151	$107,364
Net income attributable to Liberty Oilfield Services Inc. stockholders per common share (1):
Basic	$0.15	$0.32	$0.50	$0.73	$1.56
Diluted	$0.15	$0.32	$0.49	$0.71	$1.53
Weighted average common shares outstanding:
Basic	74,173	68,404	68,548	70,026	68,823
Diluted	113,064	114,338	118,470	109,006	118,426

Other Financial and Operational Data
Capital expenditures (2)	$30,344	$43,950	$56,054	$125,402	$184,497
Adjusted EBITDA (3)	$70,043	$92,120	$117,486	$246,978	$366,254
Total Fleets at beginning of period (4)	23.0	23.0	22.0	22.0	19.0
Total Fleets at end of period (4)	23.0	23.0	22.0	23.0	22.0
Average Active Fleets (5)	23.0	23.0	22.0	22.8	21.1
Annualized Adjusted EBITDA per Average Active Fleet (6)	$12,082	$16,065	$21,187	$14,482	$23,208

(1)Net income attributable to Liberty Oilfield Services Inc. stockholders per common share for the nine months ended September 30, 2018 does not include net income attributable to our predecessor, prior to corporate reorganization.
(2)Capital expenditures presented above are shown on an as incurred basis, including capital expenditures in accounts payable and accrued liabilities.
(3)Adjusted EBITDA is a non-GAAP financial measure. See the tables entitled “Reconciliation and Calculation of Non-GAAP Financial and Operational Measures” below.
(4)Total Fleets represents the number of deployed and active fleets as of the designated date.
(5)Average Active Fleets is calculated as the daily average of the number of active fleets for the period presented.
(6)Annualized Adjusted EBITDA per Average Active Fleet is calculated as Adjusted EBITDA for the respective quarter or nine month period annualized, divided by the Average Active Fleets, as defined above.

Liberty Oilfield Services Inc.
Condensed Consolidated and Combined Balance Sheets
(unaudited, amounts in thousands)
	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$139,995	$103,312
Accounts receivable and unbilled revenue	246,344	247,961
Inventories	86,985	60,024
Prepaids and other current assets	23,015	49,924
Total current assets	496,339	461,221
Property and equipment, net	638,686	627,053
Operating and finance lease right-of-use assets	115,242	—
Other assets	44,963	28,227
Total assets	$1,295,230	$1,116,501
Liabilities and Equity
Current liabilities:
Accounts payable	$91,019	$80,490
Accrued liabilities	125,581	138,861
Current portion of operating and finance lease liabilities	36,979	—
Current portion of long-term debt, net of discount	401	385
Total current liabilities	253,980	219,736
Long-term debt, net of discount	105,837	106,139
Long-term operating and finance lease liabilities	72,082	—
Deferred tax liability	19,560	32,994
Payable pursuant to tax receivable agreement	40,306	16,818
Total liabilities	491,765	375,687

Stockholders' equity:
Common Stock	1,126	1,136
Additional paid in capital	368,502	312,659
Retained earnings	159,448	119,274
Total stockholders’ equity	529,076	433,069
Noncontrolling interest	274,389	307,745
Total Equity	803,465	740,814
Total liabilities and equity	$1,295,230	$1,116,501

Liberty Oilfield Services Inc.
Reconciliation and Calculation of Non-GAAP Financial and Operational Measures
(unaudited, amounts in thousands)
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net income	$18,840	$40,523	$66,368	$93,272	$215,097
Depreciation and amortization	42,324	40,368	32,305	121,079	90,927
Interest expense	3,726	3,597	3,648	11,505	13,682
Income tax expense	4,004	7,083	12,229	17,147	36,238
EBITDA	$68,894	$91,571	$114,550	$243,003	$355,944
Fleet start-up costs	1,273	406	2,235	2,733	8,842
(Gain) loss on disposal of assets	(124)	143	701	1,242	1,266
Advisory services fees	—	—	—	—	202
Adjusted EBITDA	$70,043	$92,120	$117,486	$246,978	$366,254

Calculation of Pre-Tax Return on Capital Employed
	Twelve Months Ended
	September 30, 2019
	2019	2018
Net income	$127,208
Add back: Income tax expense	21,294
Pre-tax net income	$148,502
Capital Employed
Total debt, net of discount	$106,238	$107,084
Total equity	803,465	743,596
Total Capital Employed	$909,703	$850,680

Average Capital Employed (1)	$880,192
Pre-Tax Return on Capital Employed (2)	17%

(1)Average Capital Employed is the simple average of Total Capital Employed as of September 30, 2019 and 2018.
(2)Pre-tax Return on Capital Employed is the ratio of pre-tax net income for the twelve months ended September 30, 2019 to Average Capital Employed.